UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 21, 2013

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA 30350

(Address of principal executive offices / Zip Code)

678-336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his appointment to the Board of Directors in July 2013, on October 21, 2013, the Board of Directors of Health Discovery Corporation (the “Company”) granted to Mr. William Quirk an option to purchase 1,500,000 shares of the Company’s common stock. This option grant is consistent with what has been granted to other board members. The options vest 250,000 shares every six months, have an exercise price of $0.036, and expire on October 21, 2023.

Also, on October 21, 2013, the Company granted options to purchase 6,000,000 shares of the Company’s common stock to a group of employees and consultants in recognition of their efforts to lower the Company’s monthly expenditures and compensation and their continuing contributions to the Company. The options vest over a three-year period, have an exercise price of $.036, and expire on October 21, 2023. Within the group of 6,000,000 options, the Company’s Vice President, Mark A. Moore, Ph.D., received an option to purchase 1,000,000 shares of the Company’s common stock and the Company’s Senior Vice President, Hong Zhang, Ph.D., received an option to purchase 750,000 shares of the Company’s common stock. The non-cash charge for the fair value of each option will be recognized as an expense over the three-year vesting period.

Item 9.01.        Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: October 25, 2013	By:	/s/ Kevin Kowbel
Interim Chief Executive Officer